                                STOCKHOLDER AGREEMENT

    THIS AGREEMENT is made and entered into as of February 28, 1997, by and among TCF FINANCIAL CORPORATION ("TCF"), a Delaware corporation, and Jack A. Norqual, a resident of the state of Minnesota (the "Stockholder").

    WHEREAS, TCF and Winthrop Resources Corporation ("Winthrop") have entered into the agreement and plan of reorganization dated as of the date hereof (the "Merger Agreement" and capitalized terms not defined herein are used as defined in the Merger Agreement), which is being executed simultaneously with the execution of this Agreement and provides for the acquisition of Winthrop by TCF through the merger of Winthrop and a direct or indirect wholly-owned subsidiary of TCF (the "Merger") pursuant to the Merger Agreement; and

    WHEREAS, as a condition to the willingness of TCF to enter into the Merger Agreement, TCF has required that the Stockholder agree to enter into this Agreement in his capacity as a stockholder of Winthrop;

    NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements set forth herein and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

    1. OWNERSHIP OF WINTHROP COMMON STOCK. The Stockholder represents and warrants that he has or shares the right to vote and dispose of the number of shares of common stock of Winthrop, par value $.01 per share ("Winthrop Common Stock"), for the benefit of TCF set forth opposite the Stockholder's name on
Schedule I hereto.

    2. AGREEMENTS OF THE STOCKHOLDER. The Stockholder covenants and agrees that during the time this Agreement is in effect:

         (a) the Stockholder shall, at any meeting of Winthrop's stockholders called for the purpose, vote, or cause to be voted, all shares of Winthrop Common Stock in which the Stockholder has the right to vote (whether owned as of the date hereof or hereafter acquired) in favor of the Merger Agreement and the transactions contemplated thereby and against any plan or proposal pursuant to which Winthrop is to be acquired by or merged with, or pursuant to which Winthrop proposes to sell all or substantially all of its assets or liabilities to any person, entity or group (other than TCF or any affiliate thereof);

         (b) except as otherwise expressly permitted hereby, the Stockholder shall not, prior to the meeting of Winthrop's stockholders referred to in
    Section 2(a) hereof or the earlier termination of the Merger Agreement in accordance with its terms, sell, pledge, transfer or otherwise dispose of his shares of Winthrop Common Stock;

         (c) the Stockholder shall not in his capacity as a stockholder of Winthrop directly or indirectly encourage or solicit or hold discussions or negotiations with, or provide any information to, any person, entity or group (other than TCF or an affiliate thereof) concerning any merger, sale or substantial assets or liabilities not in the ordinary course of business, sale of shares of capital stock or similar transactions involving Winthrop or any subsidiary of Winthrop; provided that nothing herein shall be deemed to affect the ability of the

    Stockholder to fulfill his fiduciary duties as a director or officer of Winthrop;

         (d) to the extent within and consistent with his fiduciary duties as an officer or director of Winthrop or as a trustee, the Stockholder shall use his good faith reasonable efforts to take or cause to be taken all action, and to do or cause to be done all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the agreements contemplated by this Agreement; and

         (e) the Stockholder shall execute and deliver the representation letter required by Section 5.10.

Notwithstanding the foregoing, the provisions of this Section 2 shall not bind or obligate the Stockholder if, prior to the date of the vote on the Merger Agreement, the Merger Agreement shall have been terminated in accordance with its terms, including but not limited to a termination pursuant to Section 7.1(f) of the Merger Agreement.

    3. CONDITIONAL REGISTRATION RIGHTS. In the event that any governmental regulatory authority concludes that shares of Purchaser Common Stock received by the Stockholder in connection with the Merger are "restricted securities" within the meaning of the 1933 Act (the "Restricted Shares") for reasons other than the Stockholder being a director of TCF, TCF agrees to provide the Stockholder the registration rights set forth herein with respect to his Restricted Shares. In the event the Stockholder dies or becomes permanently disabled (as defined in TCF's employee disability insurance plan), TCF will provide the Stockholder one demand registration right for each such event suffered by the Stockholder. The demand registration rights provided hereunder cannot be exercised, or, if exercised, the use of the registration statement therefor will be suspended, as the case may be, (i) until after the date on which TCF publishes at least 30 days of post-Merger Combined Financial Information of TCF and Winthrop Resources Corporation, (ii) during any period (not to exceed 45 days) during which TCF determines that there exists certain material facts concerning its business, including potential acquisitions, that have not been publicly disclosed and but for the filing required by the exercise of a demand registration right hereunder would not be required, (iii) during any period which would require audited financial statements when such statements are not required to have been disclosed in a filing under the 1934 Act, (iv) during any contractual lock-up period (not to exceed 180 days) following a registered underwritten public offering of TCF's equity securities, or (v) two years after the Effective Date of the Merger. Upon written notice to TCF, the Stockholder (or his permitted assigns) may exercise his demand registration right and, upon receipt of such notice, TCF will use reasonable best efforts to prepare and file a registration statement under the 1933 Act covering all of the Restricted Shares of the Stockholder and any shares of Purchaser Common Stock issued in respect of such shares (because of stock splits, stock dividends, reclassification, recapitalizations, or other distributions or similar events) (the "Shares") and not theretofore sold, will provide copies of such registration statement, including all amendments and supplements thereto, to the Stockholder, and will use its reasonable best efforts to cause such registration statement to become effective under the rules of the SEC. Such registration statement will be on Form S-3 to the extent permitted by SEC rules. Purchaser will maintain the effectiveness of such registration statement until the earlier of twelve (12) months following the effectiveness of such Form S-3 with the SEC, or the date on which all such Shares have been sold. In connection with such registration statement the parties agree as follows:

    (a) EXPENSES. Purchaser will pay all of its fees, costs and expenses of any such registration, including the SEC filing fees; provided that the party exercising the demand registration right shall pay the fees and expenses of such party's counsel and all underwriting fees, discounts and other expenses which any underwriter, broker or sales agents requires to effect the sale of the Shares. Any such underwriter, broker or sales agent must be reasonably acceptable to TCF.

    (b) INDEMNIFICATION. In the event of any registration of any Shares under the 1933 Act pursuant to this paragraph, TCF will indemnify and hold harmless the seller of such Shares, each underwriter of such Shares, and each other person, if any, who controls such seller or underwriter within the meaning of the 1933 Act or the 1934 Act against any losses, claims, damages or liabilities, joint or several, to which such seller, underwriter or controlling person may become subject under the 1933 Act, the 1934 Act, state securities or blue sky laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement under which such Shares were registered under the 1933 Act, any preliminary prospectus or final prospectus contained in the registration statement, or any amendment or supplement to such registration statement, or arise out of or are based upon the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and TCF will reimburse such seller, underwriter and each such controlling person for any legal or any other expenses reasonably incurred by such seller, underwriter or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that Purchaser will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or omission made in such registration statement, preliminary prospectus or prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to Purchaser, in writing, by or on behalf of such seller, underwriter or controlling person specifically for use in the preparation thereof.

    In the event of any registration of any Shares under the 1933 Act pursuant to this Agreement, each seller of Shares ("Seller"), severally and not jointly, will indemnify and hold harmless TCF, each of its directors and officers and each underwriter (if any) and each person, if any, who controls Purchaser or any such underwriter within the meaning of the 1933 Act or the 1934 Act against any losses, claims, damages or liabilities, joint or several, to which Purchaser, such directors and officers, underwriter or controlling person may become subject under the 1933 Act, 1934 Act, state securities or blue sky laws or otherwise insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of material fact contained in any registration statement under which such shares were registered under the 1933 Act, any preliminary prospectus or final prospectus contained in the registration statement, or any amendment or supplement to the registration statement, or arise out of or are based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, if the statement or omission was made in reliance upon and in conformity with information furnished in writing to Purchaser by or on behalf of such Seller, specifically for use in connection with the preparation of such registration statement, prospectus, amendment or supplement; provided, however, that the obligations of each such Seller hereunder shall be limited to an amount equal to the proceeds to such Seller of Shares sold in connection with such registration.

    Each party entitled to indemnification under this paragraph 2(b) (the "Indemnified Party") will give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and will permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; PROVIDED, that counsel for the Indemnifying Party, who will conduct the defense of such claim or litigation, will be approved by the Indemnified Party (whose approval will not be unreasonably withheld); and PROVIDED, FURTHER, that the failure of any Indemnified Party to give notice as provided herein will not relieve the Indemnifying Party of its obligations under this paragraph, except to the extent the Indemnifying Party is prejudiced by such failure. The Indemnified Party may participate in such defense at such party's expense; PROVIDED, HOWEVER, that the Indemnifying Party will pay such expense if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between the Indemnified Party and any other party represented by such counsel in such proceeding but the Indemnifying Party shall not be responsible to pay the cost of more than one such other counsel for all Indemnified Parties under such circumstances. No Indemnifying Party, in the defense of any such claim or litigation will, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation, and no Indemnified Party will consent to entry to any judgment or settle such claim or litigation without the prior written consent of the Indemnifying Party.

    In order to provide for just and equitable contribution to joint liability under the 1933 Act in circumstances in which the indemnity provisions provided for in this section are for any reason held to be unavailable to the indemnified parties although applicable in accordance with its terms; then, in each such case, TCF and such Seller will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportions as shall be appropriate to reflect the relative fault of TCF, on the one hand, and the Seller, on the other hand, with such relative fault determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by TCF or by the Seller, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; PROVIDED, HOWEVER, that, in any such case, (A) no such Seller will be required to contribute any amount in excess of the proceeds to it of all Shares sold by it pursuant to such registration statement, and (B) no person or entity guilty of fraudulent misrepresentation, within the meaning of Section 11(f) of the 1933 Act, shall be entitled to contribution from any person or entity who is not guilty of such fraudulent misrepresentation.

    (c) RULE 144 REPORTING. With a view to making available the benefits of certain rules and regulations of the SEC which may permit the sale of restricted securities (as that term is used in Rule 144 under the 1933 Act) to the public without registration, TCF agrees to:

         (i) use its good faith reasonable efforts to make and keep public information available, as those terms are understood and defined in Rule 144 under the 1933 Act at all times;

         (ii) use its good faith reasonable efforts to file with the SEC in a timely manner all reports and other documents required by TCF under the 1933 Act and 1934 Act; and

         (iii) so long as the Stockholder owns any Shares, furnish to such Affiliate upon request a written statement by TCF as to its compliance with the reporting requirements of Rule 144 and the 1933 Act and the 1934 Act, a copy of the most recent annual or quarterly report of TCF and such other reports and documents so filed as such Stockholder may reasonably request in availing itself of any rule or regulation of the SEC allowing the Stockholder to sell any Shares without registration.

    (d) MERGERS, ETC. TCF shall not, directly or indirectly, enter into any merger, consolidation or reorganization in which TCF shall not be the surviving corporation unless the proposed surviving corporation shall, prior to such merger, consolidation or reorganization, agree in writing to assume the obligations of the Purchaser under this Agreement, and for that purpose references hereunder to "Restricted Shares," or "Shares" shall be deemed to be references to the securities which the Stockholder would be entitled to receive in exchange for Shares under any such merger, consolidation or reorganization, PROVIDED, HOWEVER, that the provisions of clause (d) shall not apply in the event of any merger, consolidation or reorganization in which TCF is not the surviving corporation if all Stockholders are entitled to receive in exchange for their Shares consideration consisting solely of (i) cash, (ii) securities of the acquiring corporation which may be immediately sold to the public without registration under the 1933 Act, or (iii) securities of the acquiring corporation which the acquiring corporation has agreed to register within ninety
(90) days of completion of the transaction for resale to the public pursuant to the 1933 Act.

    4. SUCCESSOR AND ASSIGNS. This Agreement shall be binding and inure to the benefit of the parties hereto and, in the case of the Stockholder, his personal representatives or estates, and in the case of TCF, its successors and assigns. Except as provided in the preceding sentence, the rights of the Stockholder under paragraph 3 hereof may not be assigned.

    5. TERMINATION. The parties agree and intend that this Agreement be a valid and binding agreement enforceable against the parties hereto and that damages and other remedies at law for the breach of this Agreement are inadequate. This Agreement may be terminated at any time prior to the consummation of the Merger by mutual written consent of the parties hereto and shall automatically terminate in the event that the Merger Agreement is terminated in accordance with its terms, including but not limited to a termination pursuant to Section 7.1(f) of the Merger Agreement.

    6. NOTICES. Notices may be provided to TCF and the Stockholder in the manner specified in Section 8.2 of the Merger Agreement, with all notices to the Stockholder being provided to them at Winthrop in the manner specified in such section.

    7. GOVERNING LAW. This Agreement shall be governed by the laws of the State of Delaware, without giving effect to the principles of conflicts of laws thereof.

    8. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same and each of which shall be deemed an original.

    9. HEADINGS AND GENDER. The Section headings contained herein are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Use of the masculine gender herein shall be considered to represent the masculine, feminine or neuter gender whenever appropriate.

    IN WITNESS WHEREOF, TCF, by a duly authorized officer, and the Stockholder have caused this Stockholder Agreement to be executed as of the day and year first above written.

                        TCF FINANCIAL CORPORATION


                        By /s/ William A. Cooper
                           ------------------------------------------
                           William A. Cooper
                           Chairman and Chief Executive Officer

                        WINTHROP STOCKHOLDER:


                        /s/ Jack A. Norqual
                        ---------------------------------------------
                        Jack A. Norqual

                                                                      Schedule I



NAME OF STOCKHOLDER                    COMMON SHARES HELD
-------------------                    ------------------
Jack A. Norqual                                  1,265,000